EXHIBIT 10.17

                                 FIRST AMENDMENT
                                       TO
                              TERMINATION AGREEMENT

        WHEREAS, TECH-SYM CORPORATION, a Nevada corporation (the "Company"), and RICHARD F. MILES (the "Employee") previously entered into a Termination Agreement dated as of May 1, 1991; and

        WHEREAS, the Company and Employee have entered into an Executive Retirement Agreement as of the date hereof and as a consequence desire to amend the Termination Agreement;

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and Employee hereby agree that effective as of April 26, 1994, Section 4(iii)(A) of the Termination Agreement is hereby amended and restated in Its entirety to read as follows:

          "(A) beginning with the first of the month coincident with or next following the Date of Termination and continuing for each month (or part thereof) during the Termination Period or until Employee's death, if earlier, (the "Employment Period") an amount equal to 1/12th of Employee's Base Salary, reduced by the amount(s), if any, of (a) monthly base salary paid to Employee by another employer for that month or net earnings from self-employment received by Employee that month and (b) monthly retirement benefit, if any, paid to Employee by the Company for that month pursuant to the Executive Retirement Agreement entered into by and between the Company and Employee and dated as of April 26, 1994.

        All terms used herein that are defined in the Termination Agreement shall have the same meanings given to such terms In the Termination Agreement, except as otherwise expressly provided herein. As amended hereby, the Termination Agreement shall continue In full force and effect without interruption.

        This amendment may be executed in several counterparts, each of which shall be deemed an original, but all of such counterparts and the Termination Agreement shall constitute but one and the same Instrument.
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        IN WITNESS WHEREOF the Company has caused this Amendment to be executed by its duly authorized officer, and the Executive has executed this Amendment effective for all purposes as of the date first written above.

                                                   TECH-SYM CORPORATION

Dated: 6/21/94                                     By:/s/ WENDELL W. GAMEL
                                                   Title: President


                                                   EXECUTIVE

Dated: 6/21/94                                     /s/ RICHARD F. MILES
                                                       Richard F. Miles


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